Exhibit 10.5

CONSENT, WAIVER AND

AMENDMENT NO. 1 TO

SECURED CONVERTIBLE PROMISSORY NOTE

GREENWOOD HALL, INC. a Nevada corporation (including any successor in interest thereto, “Payor” or the “Company”). COLGAN FINANCIAL GROUP, INC., a Connecticut corporation (“CFG”) and ROBERT LOGAN (“Logan.” and together with CFG, the “Holder”), are parties to that certain Secured Convertible Promissory Note (the “Note”) dated December 18, 2014, and desire to amend such Note pursuant to this Amendment No. 1 to Secured Convertible Promissory Note (this “Amendment”) dated as of April 13. 2015 (the “Effective Date). Capitalized terms used, but not otherwise defined, shall have the meanings set forth in the Note.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Holder hereby agree as follows:

1.          Confirmations. As of the Effective Date, Company hereby confirms that it is unconditionally indebted to Holder in the amount of $515,000, reflecting principal and accrued interest through the Effective Date, Company acknowledges and agrees that interest is continuing to accrue as set forth in the Note. Company hereby confirms to Holder that it is unconditionally indebted to the Holder for all amounts owed under the Note and that Company has no claims, causes of action or counterclaims, whatsoever, in law or equity, in connection with the Note. Company hereby further confirms the grant in favor of the Holder of a continuing Security Interest in all of Collateral pursuant to the Note.

2.          Consent to Certain Transactions with Opus Bank; Waiver of Existing Defaults.

(a)          Company. PCS Link. Inc. (“PCS”) and Opus Bank (“Bank”) are entering into a Second Amendment, Waiver and Ratification dated as of the date hereof (the “Bank Credit Agreement Amendment”) with respect to the Bank Credit Agreement among such parties. Holder hereby consents to the transactions contemplated by the Bank Credit Agreement Amendment, notwithstanding anything to the contrary set forth in that certain Subordination Agreement dated December 17, 2014 among Company, PCS, Bank and Holder.

(b)          Holder hereby waives any defaults or events of default known to exist as of the date hereof under the Note until the Forbearance Termination Date (as defined in the Bank Credit Agreement Amendment). Further, notwithstanding anything to the contrary set forth in the Note, until no earlier than the Forbearance Termination Date, Holder shall not demand, nor shall Holder accept, payment from Company of any principal, interest, fees or other amounts payable by Company to Holder, except as may be set forth in the Company’s weekly budget.

3.          Amendments. From and after the Effective Date, the Note is amended as follows: if Company or PCS intends to grant to any other lender, investor or third party any rights to convert (“New Conversion Rights”) debt or other amounts owing to any such lender, investor or third party into any equity securities of Company or its affiliates, then Company and PCS shall provide Holder written notice at least ten (10) business prior to the closing of any transaction involving any such New Conversion Rights. During such ten (10) business day period. Holder, at its sole option and discretion, by providing written notice to Company, may elect to replace the conversion rights set forth in Section 7 of the Note with the New Conversion Rights. If Holder exercises this option to convert to the New Conversion Rights, Company and PCS shall execute such documents and agreements, and take any actions, as requested by Holder to reflect such conversion. Company and PCS shall not close any transaction with any such lender, investor or third party that provides for New Conversion Rights if Holder has exercised its option set forth in this Section 3 without effecting the conversion of Holder’s conversion rights to New Conversion Rights prior to or simultaneously with the closing of the transaction with the applicable lender, investor or third party. For clarity, any securities issued by Company upon exercise of any New Conversion Rights shall be deemed Conversion Securities as set forth in the Note for all purposes, including without limitation the registration rights as set forth in that certain letter agreement between Company and Holder dated December 18, 2014 covering, among other things, observer rights, warrants and registration rights.

4.          Representations and Warranties. All corporate action on the part of Company necessary for the issuance and delivery of this Amendment has been taken. This Amendment, when executed and delivered by Company, shall constitute valid and binding obligations of each of Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Company’s execution, delivery and performance of its obligations under this Amendment and related documents and agreements do not and will not (a) contravene or conflict with the formation documents of Company, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Company, or (c) require the consent of any third party that has not been obtained.

5.          Effect of Amendment. The terms and conditions of the Note shall remain the same and in full force and effect, except as specifically modified or replaced herein. Without limiting the generality of the foregoing, the parties agree that this Amendment shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether in the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any other jurisdiction. Company and Holder agree that the Federal and State courts of Connecticut shall be the exclusive forum for the resolution of any disputes related to this Amendment or the performance by Company or Holder of their respective obligations hereto. Company and Holder consent to such exclusive jurisdiction and agree to waive and not assert any objections to such jurisdiction, including those related to forum non conveniens. The terms of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. The Note, as amended by this Amendment, together with all exhibits and schedules and documents referenced herein, supersedes all previous understandings and agreements between the parties, whether oral or written, with respect to the subject matter hereof.

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6.          Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Signatures may be affixed manually or digitally and delivery of an executed counterpart of the signature pages to this Amendment by facsimile or by electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature page follows.]

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In witness whereof, the parties have executed this Amendment as of the date first set forth above.

GREENWOOD HALL, INC.

/s/ John R. Hall
Name:
Title: CEO

COLGAN FINANCIAL GROUP, INC.,
AS HOLDER

/s/ Robert Colgan
Name: Robert Colgan
Title: President

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